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Exhibit 10.11

STOCKHOLDER AGREEMENT

        This Stockholder Agreement (this "Agreement") is entered into as of May            , 2007, among Iggys House, Inc., a Delaware corporation (the "Company") and Gregg Shanberg and Ellen Shanberg (collectively, the "Stockholder").

RECITALS

        A.    As of the date hereof, the Company is issuing to Stockholder                        shares of common stock of the Company, pursuant to a separate Subscription Agreement.

        B.    On or about the date hereof, the Company is issuing to Gregg Shanberg an option to purchase 500,000 shares of common stock of the Company (the "May 2007 Option").

        C.    The Company would not be willing to issue such stock or grant the May 2007 Option unless Stockholder agreed to the terms and conditions of this Agreement. Stockholder is executing this Agreement in order to induce the Company to issue such stock and grant such option.

AGREEMENT

        NOW THEREFORE for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

        1.    Restrictions on Transfer of Stock.

        (a)   No Holder shall, directly or indirectly, Transfer any Stock in a manner that violates the provisions of this Agreement or any applicable securities laws. Any Transfer of shares of Stock in violation of this Agreement shall be null and void.

        (b)   Except for any Transfer in or after an IPO permitted by Section 2, no Holder shall directly or indirectly Transfer any shares of Stock: (i) prior to the fourth anniversary of the date hereof; or (ii) to a competitor of the Company. The Board's good faith, reasonable determination of whether a person is a competitor of the Company shall be binding and conclusive.

        (c)   No Holder shall Transfer any shares of Stock if such Transfer would require the Company to register any class of its securities under the 1934 Act.

        (d)   Except for a public sale to the extent permitted under Section 2 in or after an IPO, no Holder shall Transfer any shares of Stock unless, on or prior to such Transfer: (i) the transferee executes and delivers to the Company a Joinder substantially in the form attached hereto as Exhibit A and becomes bound by all the terms of this Agreement; (ii) if the transferee is married, the transferee's spouse executes and delivers a Consent of Spouse substantially in the form attached hereto as Exhibit B and (iii) the transferor furnishes to the Company an opinion of counsel (in form and substance reasonably satisfactory to the Company) that such Transfer may be made without registration under applicable securities laws.

        (e)   Notwithstanding anything to the contrary herein: (i) any restriction on Transfer set forth in this Section 1 may be waived by the Board, in its sole discretion; and (ii) any restriction on Transfer set forth in Section 2 of this Agreement may be waived by AFJ, in its sole discretion.

        2.    Transfer After an IPO.

        (a)   During the four year period starting on (and including) the IPO and ending on the fourth anniversary thereof, any Transfer of Stock is prohibited to the extent that, immediately following such Transfer, the cumulative percentage of Stock Transferred in or after the IPO would exceed the AFJ Percentage. "AFJ Percentage", as of any specified time, means the percentage of AFJ's Shares sold by AFJ in or after the IPO up to and including the specified time. For purposes of this Section 2: (i) in the event of any forward or reverse stock split, stock dividend, stock combination, recapitalization or similar transaction involving the Company's capital stock, the Board shall make an equitable adjustment to the percentages contemplated by this Section 2, which adjustment shall be binding and conclusive on the parties hereto, any Holders and AFJ; (ii) the cumulative percentage of Stock Transferred in or after the IPO shall be calculated by dividing (A) the cumulative total number of shares of Stock sold in or after the IPO by (B) the number of shares of Stock outstanding as of immediately prior to the IPO, and (iii) the AFJ Percentage shall be calculated by dividing (A) the total number of Shares sold by AFJ in or after the IPO by (B) the number of outstanding Shares owned by AFJ as of immediately prior to the IPO. The following examples are by way of illustration and not of limitation. For example, if 2% of the Stock were Transferred in the IPO and 2% of the Stock were Transferred after the IPO, then the cumulative percentage of Stock Transferred in or after the IPO would be 4%, regardless of whether the same Holder(s) were involved in the transfers. For example, if 100 shares of Stock were outstanding immediately before the IPO, no shares of Stock were sold in the IPO, and 5 shares of Stock were sold after the IPO, then, as of immediately after the sale of such 5 shares, the cumulative percentage of Stock Transferred in or after the IPO would be 5%.

        (b)   Without limitation of the Company's rights, AFJ shall have the right to enforce this Section 2 as if AFJ were a party hereto.

        3.    After-Acquired Shares.

        (a)   For greater certainty, if any shares of capital stock or other equity securities are issued or issuable from time to time with respect to any Shares of Stock, such securities shall constitute Stock that is subject to this Agreement.

        (b)   For greater certainty, this Agreement shall continue to apply to shares of Stock after such shares have been Transferred, except that this Agreement shall not apply to any Shares to the extent sold in a public sale in accordance with Section 2 in or after an Initial Public Offering.

        4.    Termination.    This Agreement shall terminate upon the earliest to occur of:

          (a)   immediately after the consummation of a Change of Control;

          (b)   forty nine months after the consummation of an Initial Public Offering;

          (c)   upon two days prior written notice given by the Company to the Holders (at their address as shown in the Company's records); or

          (d)   upon mutual agreement of the Company and Holders holding a majority of the then outstanding shares of Stock subject to the provisions of this Agreement.

        A termination of this Agreement shall not affect any liability for any violation of this Agreement prior to such termination.

        5.    Definitions.

        "1934 Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

        Affiliate" of a specified person means a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is common control with, the specified person.

        "AFJ" means AFJ Investments, LLC, an Illinois limited liability company.

        "Board" means the board of directors of the Company.

        "Change in Control" means a bona fide transfer or series of related transfers of (i) Shares to any person or Group that is not an Affiliate of the Company in which, or as a result of which, such person or Group obtains (A) the right to directly or indirectly elect a majority of the Board or (B) a majority of the Shares outstanding at such time or (ii) all or substantially all of the assets of the Company to any person or Group that is not an Affiliate of the Company.

        "Group" means any syndicate or group that would be considered a "person" for purposes of Section 13(d) of the 1934 Act.

        "Holder" means any holder of any Stock at any time.

        "Initial Public Offering" or "IPO" means the consummation of an underwritten initial public offering of shares of capital stock of the Company, pursuant to a registration statement under the 1933 Act.

        "Shares" means shares of common stock of the Company.

        "Stock" means (i) any and all shares of capital stock of the Company acquired at any time (including before, on or after the date hereof) and from time to time by the Stockholder (including by both Greg and Ellen Shanberg, by Gregg Shanberg individually or by Ellen Shanberg individually) or by any direct or indirect transferee or successor of Stockholder, in any manner (including upon exercise of any stock option); and (ii) any and all shares of common stock or other equity securities issued or issuable from time to time with respect to securities described in clause (i) of this definition.

        "Transfer" means to sell, transfer, assign, grant a security interest in, pledge, hypothecate or otherwise dispose of any Stock or any interest in any Stock in any manner (whether voluntarily or involuntarily, including in connection with death, divorce, judicial sale or any other sale to enforce rights of a creditor). Any agreement, commitment or arrangement whereby any of the economic value, benefits or attributes of any such shares of Stock are directly or indirectly transferred (including the grant of any option or other derivative security related to such shares) shall be treated as a Transfer of such shares.

        6.    Lockup.    If the Company makes an initial public offering of its shares (an "IPO"), then no Holder shall sell or otherwise transfer in any manner (or offer or agree to sell or otherwise transfer in any manner), directly or indirectly, any shares of Stock (or any interest therein) during the Lockup Period, without the prior written permission of the lead underwriter for the IPO. For purposes of the preceding sentence, any agreement, commitment or arrangement whereby any of the economic value, benefits or attributes of any shares of Stock are directly or indirectly transferred (including the grant of any option or other derivative security related to such shares) shall be treated as a sale of such shares. As used herein, "Lockup Period" means the period of seven days prior to the effective date of the registration statement for such IPO and the period of 180 days (or such smaller or greater number of days as such lead underwriter may request) after such effective date. Prior to the IPO, if requested by the Company, each Holder of shares of Stock shall execute and deliver a customary form of "lockup" agreement restricting the transfer of such shares during the Lockup Period. Such lockup agreement shall be in form and substance satisfactory to the lead underwriter for the IPO in its sole discretion. If, prior to the IPO, any shares of Stock are transferred, then the transferor of such shares shall (i) cause the transferee to agree to be bound by this Agreement pursuant to a written joinder signed by the transferee in form and substance satisfactory to the Company in its sole discretion, and (ii) deliver such signed joinder to the Company at or before the time of such transfer. Any transfer of shares in violation of the preceding sentence shall be null and void.

        7.    Miscellaneous.    The restrictions on Transfer set forth in this Agreement are in addition to, and not in limitation of, any other restriction on transfer set forth in any other agreement. This Agreement shall be governed by the substantive law of the State of Delaware, without application of any conflict of laws principle that would require the application of the law of any other jurisdiction. Any dispute arising under this Agreement shall be submitted to a Federal or State court located in Cook County, Illinois. The parties shall not object to venue in such a court. This Agreement shall be binding upon, and inure to the benefit of, the successors, permitted assigns, personal representatives, heirs and legatees of the parties hereto. If any provision of this Agreement is held invalid, illegal or unenforceable in any respect by any court, then such provision shall be stricken from this Agreement, and the remainder of this Agreement shall not be affected, it being intended that this Agreement shall be enforceable to the fullest extent permitted by law. As used in this Agreement, "including" means including without limitation.

        IN WITNESS WHEREOF, the parties have executed this Stockholder Agreement as of the date first above written.

COMPANY:
Iggys House, Inc.
By:	/s/ Joseph J. Fox
Name: Joseph J. Fox
Title: Chief Executive Officer
STOCKHOLDER:
/s/ Gregg Shanberg Gregg Shanberg
/s/ Ellen Shanberg Ellen Shanberg

Exhibit A

Joinder

        For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees to be bound by the Stockholder Agreement (the "Stockholder Agreement") dated as of May                        , 2007 among Iggys House, Inc., a Delaware corporation and Gregg Shanberg and Ellen Shanberg, as amended from time to time. The undersigned acknowledges and agrees that: (i) the shares of common stock of the Company being transferred to the undersigned are (and will be when held by the undersigned) shares of "Stock" for purposes of the Stockholder Agreement, and (ii) that the undersigned will become upon such transfer (or is already) a "Holder" for purposes of the Stockholder Agreement. The undersigned acknowledges that such transfer would not be permitted under the Stockholder Agreement in the absence of this Joinder, and is executing this Joinder in order to enable such transfer to occur.

        IN WITNESS WHEREOF, the undersigned has caused this Joinder to be duly executed and delivered as of                        .

By:	[Name of purchaser/Transferee]

Exhibit B

Consent of Spouse

        Reference is made to the Stockholder Agreement (the "Stockholder Agreement"), dated as of May                        , 2007 among Iggys House, Inc., a Delaware corporation (the "Company") and Gregg Shanberg and Ellen Shanberg, as the same may be subsequently modified, supplemented or amended in accordance with its terms. Capitalized terms used but not otherwise defined herein will have the meanings set forth in the Stockholder Agreement.

        The undersigned acknowledges that the undersigned has read the Stockholder Agreement and knows its content. The undersigned agrees that: (i) any Stock as defined in such agreement (including without limitation any shares of common stock of the Company) that are held at any time by the undersigned's spouse or such spouse's transferees shall be subject to the Stockholder Agreement; and (ii) the undersigned's interest, if any (including any community property interest) in such Stock shall be subject to the Stockholder Agreement. The undersigned is aware that the Stockholder Agreement imposes certain restrictions on the transfer of such Stock. The undersigned consents to such restrictions, and approves the provisions of the Stockholder Agreement. The undersigned agrees that (i) the undersigned shall take no action at any time to hinder operation of the Stockholder Agreement on such Stock (or the undersigned's interest, if any, in them), and (ii) the undersigned will take any further action that is necessary (in the Company's reasonable determination) to effectuate the provisions of the Stockholder Agreement. The undersigned acknowledges that the Company would not be willing to enter into the Stockholder Agreement in the absence of this Consent of Spouse, and is signing this Consent of Spouse in order to induce the Company to do so.

Name:

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STOCKHOLDER AGREEMENT
RECITALS
AGREEMENT
Joinder
Consent of Spouse